UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 23, 2018
Date of Report (date of earliest event reported)

Establishment Labs Holdings Inc.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38593	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)
Building B15 and 25 Coyol Free Zone Alajuela Costa Rica
(Address of principal executive offices) (Zip Code)
+506 2434 2400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements with Establishment Labs Holdings Inc.

On December 23, 2018, Establishment Labs Holdings Inc., a British Virgin Islands corporation (“ESTA” or “us”), entered into an employment agreement that became effective on December 26, 2018 with each of Juan José Chacón Quirós, ESTA’s Chief Executive Officer, and Salvador Dada, ESTA’s Chief Operating Officer.

Each employment agreement has no specific term and provides that the executive officer is an at-will employee. Each employment agreement provides for an annual base salary ($123,812 for Mr. Chacón Quirós and $81,964 for Mr. Dada), a target annual bonus ($260,000 for Mr. Chacón Quirós and $157,500 for Mr. Dada), and a one-time salary true-up payment upon the date the employment agreement becomes effective ($42,000 for Mr. Chacón Quirós and $40,271 for Mr. Dada).

If a Change in Control (as defined in the Plan) occurs before the termination of Messrs. Chacón Quirós and Dada’s employment, 100% accelerated vesting of Messrs. Chacón Quirós and Dada’s outstanding equity awards and, in the case of an equity award with performance-based vesting, all performance goals and other vesting criteria generally will be deemed achieved at 100% of target levels and all other terms and conditions met.

If an executive officer’s employment is terminated outside the period beginning on the date of a Change in Control and ending 12 months following that Change in Control (the “Change in Control Period”) either (1) by ESTA or any of its parents and subsidiaries (the “ESTA Group”) without Cause (excluding by reason of death or disability) or (2) by the executive officer for Good Reason (as such terms are defined in the executive officer’s employment agreement), the executive officer will receive the following benefits if he timely signs and does not revoke a release of claims in our favor and continues to comply with the executive officer’s employee confidentiality agreement and noncompetition, nondisclosure and inventions agreement with ESTA (collectively, the “Related Agreements”) and the employment agreement:

•
a lump-sum payment equal to a specified number of months (12 months for Mr. Chacón Quirós and 9 months for Mr. Dada) of the executive officer’s annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for Good Reason based on a material reduction in base salary, then as in effect immediately prior to the reduction); and

•
a lump-sum payment equal to a pro-rated amount (based on the period of time the executive officer had been employed during the year of termination) of the annual bonus the executive officer would have received for the year of termination had the executive officer remained employed with ESTA through the date the executive officer was required to continue employment to receive the bonus.

If, within the Change in Control Period, the executive officer’s employment is terminated either (1) by any ESTA Group member without Cause (excluding by reason of death or disability) or (2) by the executive officer for Good Reason, the executive officer will receive the following benefits if the executive officer timely signs and does not revoke a release of claims in our favor and continues to comply with his Related Agreements and the employment agreement:

•
a lump-sum payment equal to a specified number of months (18 months for Mr. Chacón Quirós and 12 months for Mr. Dada) of the executive officer’s annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for Good Reason based on a material reduction in base salary, then as in effect immediately prior to the reduction) or if greater, at the level in effect immediately prior to the Change in Control);

•	a lump-sum payment equal to 100% of the executive officer’s target annual bonus as in effect for the fiscal year in which such termination occurs; and

•	100% accelerated vesting of the executive officer’s outstanding equity awards.

The severance payments and benefits each executive officer would otherwise be entitled under his employment agreement will be reduced by any liability ESTA may have to him for any severance payments or benefits required under any applicable statute, law, or regulation to the extent permitted by applicable law.

If any of the payments and benefits provided for under these employment agreements or otherwise payable to the executive officers would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, the executive officer would be entitled to receive either full payment of the payments and benefits under his employment agreement or such lesser amount which would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the executive officer. The employment agreements do not require us to provide any tax gross-up payments.

In addition, each employment agreement includes a non-competition covenant during the 12-month period following termination of the executive officer’s employment and a non-solicitation covenant during the 2-year period following termination of the executive officer’s employment.

Employment Agreements with Establishment Labs Holdings S.A.

In addition to the employment agreements with ESTA, on December 23, 2018, Establishment Labs Holdings S.A. (“ELSA”), a Costa Rican corporation and wholly-owned subsidiary of ESTA, entered into an employment agreement that became effective on December 26, 2018 with each of Mr. Chacón Quirós, ELSA’s General Manager, and Mr. Dada, ELSA’s Operations Manager.

Each employment agreement has no specific term and provides that the executive officer is an at-will employee. Each employment agreement provides for base salary ($15,194 per month for Mr. Chacón Quirós and $14,042 per month for Mr. Dada), expense allowances of $750 per month, company car allowances ($2,000 per month for Mr. Chacón Quirós and $1,750 for Mr. Dada), advance severance payments ($2,501 per month for Mr. Chacón Quirós and $2,274 per month for Mr. Dada), an annual Christmas bonus ($15,188 for Mr. Chacón Quirós and $14,036 for Mr. Dada), and an additional Christmas bonus ($15,660 for Mr. Chacón Quirós and $14,208 for Mr. Dada).

If an executive officer’s employment is terminated outside the Change in Control Period either (1) by ELSA or any of its parents and subsidiaries (the “ELSA Group”) without Cause (excluding by reason of death or disability) or (2) by the executive officer for Good Reason (as such terms are defined in the executive officer’s employment agreement), the executive officer will receive the following benefits if he timely signs and does not revoke a release of claims in our favor:

•
a lump-sum payment equal to a specified number of months (12 months for Mr. Chacón Quirós and 9 months for Mr. Dada) of the executive officer’s annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for Good Reason based on a material reduction in base salary, then as in effect immediately prior to the reduction); and

•
payment of premiums for the executive officer and his eligible dependents to continue healthcare coverage at the rates then in effect for active employees, subject to any subsequent changes in rates that are generally applicable to ELSA’s active employees, for up to a specified number of months (12 months for Mr. Chacón Quirós and 9 months for Mr. Dada).

If, within the Change in Control Period, the executive officer’s employment is terminated either (1) by any ELSA Group member without Cause (excluding by reason of death or disability) or (2) by the executive officer for Good Reason, the executive officer will receive the following benefits if the executive officer timely signs and does not revoke a release of claims in our favor:

•
a lump-sum payment equal to a specified number of months (18 months for Mr. Chacón Quirós and 12 months for Mr. Dada) of the executive officer’s annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for Good Reason based on a material reduction in base salary, then as in effect immediately prior to the reduction) or if greater, at the level in effect immediately prior to the Change in Control); and

•
payment of premiums for the executive officer and his eligible dependents to continue healthcare coverage at the rates then in effect for active employees, subject to any subsequent changes in rates that are generally applicable to ELSA’s active employees, for up to a specified number of months (18 months for Mr. Chacón Quirós and 12 months for Mr. Dada).

The severance payments and benefits each executive officer would otherwise be entitled under his employment agreement will be reduced by any liability ELSA may have to him for any severance payments or benefits required under any applicable statute, law, or regulation to the extent permitted by applicable law.

If any of the payments and benefits provided for under these employment agreements or otherwise payable to the executive officers would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, the executive officer would be entitled to receive either full payment of the payments and benefits under his employment agreement or such lesser amount which would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the executive officer. The employment agreements do not require us to provide any tax gross-up payments.

In addition, each employment agreement includes a non-competition covenant during the 12-month period following termination of the executive officer’s employment and a non-solicitation covenant during the 2-year period following termination of the executive officer’s employment.

Exhibit No.	Description
10.25	Employment Agreement between Establishment Labs Holdings Inc. and Juan José Chacón-Quirós dated effective as of December 26, 2018.
10.26	Employment Agreement between Establishment Labs S.A. and Juan José Chacón-Quirós dated effective as of December 26, 2018.
10.27	Employment Agreement between Establishment Labs Holdings Inc. and Salvador Dada dated effective as of December 26, 2018.
10.28	Employment Agreement between Establishment Labs S.A. and Salvador Dada dated effective as of December 26, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTABLISHMENT LABS HOLDINGS INC.

Dated:	December 28, 2018	By:	/s/ Renee Gaeta
		Name:	Renee Gaeta
		Title:	Chief Financial Officer